UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)				May 12, 2020	(May 6, 2020)

	Harsco Corporation
(Exact name of registrant as specified in its charter)

Delaware			001-03970	23-1483991
(State or other jurisdiction of incorporation)			(Commission File Number)	(IRS Employer Identification No.)

350 Poplar Church Road,	Camp Hill,	Pennsylvania		17011
(Address of principal executive offices)				(Zip Code)

Registrant’s telephone number, including area code			(717)	763-7064

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $1.25 per share	HSC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 6, 2020 Tracey L. McKenzie, Harsco Corporation’s (the “Company”) Senior Vice President & Chief Human Resources Officer, submitted her resignation from the Company in order to pursue other interests, effective June 30, 2020.

The Company expects to enter into a consulting agreement with Ms. McKenzie as of July 1, 2020 (the “Consulting Agreement”). The Consulting Agreement will provide that Ms. McKenzie will serve as a consultant for the Company for a period of six months, and shall provide the Company with a general release of claims, in exchange for a one time payment of four hundred thousand dollars ($400,000). The foregoing summary of the Consulting Agreement is qualified in its entirety by reference to the full text of the form of agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Form of Consulting Agreement to be entered into as of July 1, 2020 by Tracey L. McKenzie and Harsco Corporation.
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harsco Corporation
Date: May 12, 2020	/s/ Russell C. Hochman
Name: Russell C. Hochman
Title: Senior Vice President and General Counsel, Chief Compliance Officer & Corporate Secretary